[LETTERHEAD]
David T. Thomson, P.C.                               Certified Public Accountant


April 19, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

I have read Item 8 included in the attached form 10-KSB for the period ended December 31, 1999 of The Murdock Group Career Satisfaction Corporation and am in agreement with the relevant portions of the disclosures contained therein.

Very truly yours,

/s/ David T. Thomson P.C.

David T. Thomson P.C.










             P.O. Box 571605 - Murray, Utah 84157 - (801) 966-9481